UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2014

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2014, State Bank Financial Corporation (the “Company”) announced that Thomas L. Callicutt, Jr., Chief Financial Officer and Executive Vice President of the Company and State Bank and Trust Company (the “Bank”), has notified the Company’s board of directors of his intention to retire from his employment with the Company and the Bank on September 30, 2015 and to resign from his positions as Chief Financial Officer and Executive Vice President on January 1, 2015. To ensure an orderly transition of duties, Mr. Callicutt will remain employed by the Company through September 30, 2015 as a senior advisor and will aid in the transition of his responsibilities over his remaining time until his planned retirement.

Effective January 1, 2015, the Company and the Bank will appoint Sheila E. Ray, age 56, as Chief Financial Officer and Executive Vice President. Ms. Ray has more than 20 years of experience in banking in Georgia and is a Certified Public Accountant. Before joining the Company, Ms. Ray served as Chief Financial Officer and Senior Executive Vice President of Atlanta Bancorporation, Inc. and its subsidiary, Bank of Atlanta, from 2005 until each was merged with and into the Company and the Bank, respectively, on October 1, 2014. Before that Ms. Ray served as Chief Operating Officer and Chief Financial Officer of Eagle Bancshares, Inc., and its subsidiary unitary thrift, Tucker Federal Bank, from 1997 until it was acquired by RBC Centura Bank in 2002. In 2003, she left RBC Centura Bank to work as an independent consultant, providing financial analysis and strategic planning to a variety of community banks. Ms. Ray began her banking career at First National Bank of Atlanta, which was later merged into Wachovia Bank, where she served in various audit related capacities from 1981 until 1988. She joined First National Bank of Gainesville, which was later merged into Regions Bank, as Director of Information Processing and Administrative Support in 1988 where she served until 1996.

In connection with Ms. Ray’s appointment as Chief Financial Officer and Executive Vice President, she has entered into an offer letter with the Company and the Bank, which will become effective on January 1, 2015, and will amend and restate her current offer letter. The offer letter provides for an annual base salary of $250,000 and also provides that Ms. Ray is eligible to participate in the Company’s annual incentive plan with a target incentive of 35% of her base salary. Under the offer letter, Ms. Ray will also be entitled to participate in incentive, retirement, health, dental, welfare and other benefit plans and programs of the Company and the Bank applicable to employees generally. A copy of the offer letter with Ms. Ray is filed with this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

In connection with her appointment as Chief Financial Officer and Executive Vice President, Ms. Ray has entered into a Separation Agreement dated October 14, 2014 substantially similar to the agreement previously entered into between the Bank and Mr. Callicutt that will provide for severance payments to Ms. Ray upon termination of her employment in certain circumstances upon a change in control, as described below. The separation agreement will become effective on January 1, 2015 and has an initial term that will end on September 30, 2015 that will automatically renew for one-year terms thereafter so that the term remains a one-year term until the Bank notifies Ms. Ray that the automatic renewal should discontinue. For purposes of the benefits provided in the separation agreement, a change in control is deemed to occur, in general, if:

•
a person or group of persons acquires voting securities of the Company or the Bank, if, after the transaction such person or group or persons owns, controls or holds more than 51% of any class of voting securities of the Company or the Bank;

•
the approval by the shareholders of the Bank or the Company of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of the Bank or the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the surviving entity; or

•	the sale, transfer or assignment of all or substantially all of the assets of the Bank or the Company and its subsidiaries to any third party.

Upon providing proper notice, if, during the one year period commencing after a change in control (or in the event of an anticipatory termination, the period commencing up to six months prior to the consummation of a change in control), the Bank terminates Ms. Ray without cause or Ms. Ray terminates her employment for good reason, Ms. Ray will be entitled to receive a severance payment in a lump sum equal to one times the average of her base salary over the last three fiscal years (or her average annualized base salary for such shorter period of time as she has been employed by the Bank). For purposes of the separation agreement, “good reason” is generally defined as (i) a material diminution in her compensation, duties and responsibilities, or (ii) the transfer of her current location to another location more than 30 miles away. In addition, under the separation agreement, “cause” is generally defined to mean the following:

•
conduct that constitutes fraud, dishonesty, gross malfeasance of duty or conduct grossly inappropriate to her office and is demonstrably likely to lead to material injury to the Bank or which resulted or was intended to result in her direct or indirect gain or personal enrichment;

•	conduct resulting in her conviction of a felony or any crime involving dishonesty, moral turpitude, theft or fraud;

•	a material breach of her obligations under the separation agreement;

•	an intentional breach by her of any of the Bank’s policies and procedures;

•	performance which results in her not attaining pre-determined performance goals and objectives;

•	the failure to perform her assigned duties or to follow reasonable instructions from her supervisor; or

•	conduct which results in her permanent removal as an officer or employee of the Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over the Bank.

A copy of the form of separation agreement with Ms. Ray is filed with this current report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the separation agreement is qualified in its entirety by reference to the full text of the separation agreement filed with this current report on Form 8-K.

Ms. Ray joined our Bank on October 1, 2014 as an Executive Vice President, immediately following the closing of our merger with Atlanta Bancorporation, Inc. In connection with her appointment, Ms. Ray received an offer letter, which we refer to as her current offer letter, which will be amended and restated by the offer letter described above effective January 1, 2015. Under her current offer letter, she is entitled to receive an annual base salary of $195,000. She is also eligible to receive a bonus in the amount of $100,000 payable 90-days after the October 1, 2014 effective date of the merger (the “Effective Date”), unless her employment is terminated by us for cause before such 90-day period expires. Ms. Ray is also eligible to receive a severance payment in the amount of $97,500 payable 180-days after the Effective Date (the “Severance Payment Date”) if (i) she terminates her employment with us as of the Severance Payment Date, or (ii) we terminate her employment for any reason other than for cause prior to or effective as of the Severance Payment Date. In addition, the bonus and severance payments are subject to Ms. Ray’s compliance with certain restrictive covenants. Under the current offer letter, Ms. Ray is also entitled to participate in retirement, health, dental, welfare and other benefit plans and programs of the Company and the Bank applicable to employees generally.

There are no family relationships between Ms. Ray and any director or executive officer of the Company.

Item 8.01 Other Events

On October 14, 2014, the Company issued a press release announcing that Mr. Callicutt has decided to retire on September 30, 2015 and will resign from his positions as Chief Financial Officer and Executive Vice President effective January 1, 2015 and that the Company will appoint Ms. Ray as Chief Financial Officer and Executive Vice President effective January 1, 2015. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated October 14, 2014
10.1	Offer Letter dated October 14, 2014 by and among State Bank and Trust Company, State Bank Financial Corporation and Sheila Ray
10.2	Separation Agreement dated October 14, 2014 by and among Sheila Ray and State Bank and Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: October 15, 2014	By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Chief Financial Officer